UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

700 N. Central Avenue, Suite 550 Glendale, California 91203

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On July 27, 2007, the Compensation Committee of the Board of Directors of American Reprographics Company (the “Company”) approved the extension of the term of the Employment Agreement by and between the Company and Kumarakulasingam Suriyakumar, Chief Executive Officer and President of the Company, to February 9, 2011, and approved amendments of the Employment Agreement to reflect Mr. Suriyakumar’s appointment as the Company’s Chief Executive Officer effective June 1, 2007, which appointment was stated in a Form 8-K filed by the Company on May 2, 2007. No amount of Mr. Suriyakumar’s compensation under the Employment Agreement was modified by the amendments to the Employment Agreement.

The Third Amendment to Employment Agreement dated July 27, 2007 by and between the Company and Mr. Suriyakumar is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Third Amendment to Employment Agreement by and between American Reprographics Company and Kumarakulasingam Suriyakumar dated July 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007

AMERICAN REPROGRAPHICS COMPANY

By: /s/ Kumarakulasingam Suriyakumar
       Kumarakulasingam Suriyakumar
       Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Third Amendment to Employment Agreement by and between American Reprographics Company and Kumarakulasingam Suriyakumar dated July 27, 2007